UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	November 8, 2004
(Date of earliest event reported)	November 7, 2004

Main Street Trust, Inc.

(Exact name of Registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-30031	37-13338484
(Commission File Number)	(I.R.S. Employer Identification Number)

100 W. University Ave., Champaign, Illinois	61820-4028
(Address of principal executive offices)	(Zip Code)

(217) 351-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 7, 2004, Main Street Trust, Inc., an Illinois corporation, entered into an Agreement and Plan of Merger with Citizens First Financial Corp, a Delaware corporation, which provides for the merger of Citizens with and into Citizens Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Main Street.  In connection with the Merger Agreement, Main Street entered into a voting agreement with the individual directors and executive officers of Citizens pursuant to which they agreed to vote the shares of Citizens common stock they own in favor of the merger.  The voting agreement covers approximately 14.8% of the outstanding shares of Citizens common stock.

A copy of the Agreement and Plan of Merger, the form of Voting Agreement and a Press Release, dated November 8, 2004, issued by Main Street and Citizens relating to the merger, are attached hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

	2.1	Agreement and Plan of Merger among Main Street Trust, Inc., Citizens Acquisition LLC and Citizens First Financial Corp. dated November 7, 2004
	10.1	Form of Voting Agreement
	99.1	Press Release, dated November 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIN STREET TRUST, INC.

Dated: November 8, 2004	By:	/s/ Van A. Dukeman
Van A. Dukeman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
2.1	Agreement and Plan of Merger among Main Street Trust, Inc., Citizens Acquisition LLC and Citizens First Financial Corp. dated November 7, 2004
10.1	Form of Voting Agreement
99.1	Press Release, dated November 8, 2004